Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
General Finance Corporation:
     We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-129830 (“Registration Statement”) of our opinion dated January 20, 2006 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ LaRUE, CORRIGAN & McCORMICK LLP
Woodland Hills, California
March 22, 2006